Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099


VIA EDGAR

April 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Salomon Smith Barney AAA Energy Fund L.P. II
     Form 10

Ladies and Gentlemen:

On behalf of this firm's client, Salomon Smith Barney AAA Energy Fund L.P. II (the "Partnership"), transmitted herewith for filing with the Commission is one copy of the Partnership's Form 10 and accompanying exhibits. This Form 10 is being filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, and the rules promulgated thereunder. Pursuant to Rule 101(d) of Regulation S-T, a paper copy of the Form 10 will also be submitted. No fee is required in connection with this filing.

Should members of the Staff have any questions regarding the Form 10 transmitted herewith, please call the undersigned at 212-728-8491.

Very truly yours,

/s/ Deborah A. Tuchman

Deborah A. Tuchman

Encl.

cc:      Emily M. Zeigler
         Rita M. Molesworth
         Daniel McAuliffe
         Jennifer Magro